COMMON STOCK EXCHANGE AND ACQUISITION AGREEMENT

                                  by and among

                         FamilyWare International Inc.,
                              a Nevada corporation;

                                       and

                                CENTROCOM Corp.,
                              a Nevada corporation;

                                       and

                      Eric Peacock and Vernon M. Briggs III

                                       and

                                  Alnoor Kassam

     THIS COMMON STOCK EXCHANGE AND ACQUISITION AGREEMENT ("Agreement") is made and entered into in quadruplicate this 7th day of May, 1999, by and among FamilyWare International, Inc., a Nevada corporation ("Purchaser"); CENTROCOM Corp., a Nevada corporation ("Company"); Alnoor Kassam ("Kassam"); Eric Peacock ("Peacock") and Vernon M. Briggs III ("Briggs") and provides for the Company to be acquired by the Purchaser and a wholly owned subsidiary of the Purchaser, and for the stockholders of the Company, by such acquisition, to become stockholders of the Purchaser. Peacock and Briggs shall be defined in this Agreement, collectively, as the "Sellers" and each of which may be referred to in this Agreement singularly as a "Seller".

                                    RECITALS

     A. The Purchaser desires to acquire, on the terms and subject to the conditions specified in this Agreement, the business of the Company.

     B. The Company and the Sellers believe that it is desirable and in the best interests of the Company that its business be acquired by the Purchaser, by the acquisition by the Purchaser of all of the issued and outstanding shares of $.001 par value common stock of the Company, which common stock is owned by the Sellers, on the terms and subject to

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the conditions specified in this Agreement.

     C. Peacock owns fifty percent (50%) of the issued and outstanding shares of $.001 par value common stock of the Company, and desires to exchange those shares for shares of $.0005 par value common stock of the Purchaser, on the terms and subject to the conditions specified in this Agreement.

     D. Briggs owns fifty percent (50%) of the issued and outstanding shares of $.001 par value common stock of the Company, and desires to exchange those shares of the Company's common stock for shares of $.0005 par value common stock of the Purchaser, on the terms and subject to the conditions specified in this Agreement.

     E. Kassam is the sole, remaining member of the Board of Directors of the Purchaser.

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:


                                    ARTICLE I
                                   DEFINITIONS

     As used in this Agreement, in addition to terms defined elsewhere in this Agreement, the terms specified below in this Article I shall have the definitions and meanings specified immediately after those terms, unless a different and common meaning of the term is clearly indicated by the context, and variants and derivatives of the following terms shall have correlative meanings. To the extent that certain of the definitions and meanings specified below suggest, indicate, or express agreements between or among parties to this Agreement, or specify representations or warranties or covenants of a party, the parties agree to the same by execution of this Agreement. The parties to this Agreement agree that agreements, representations, warranties, and covenants expressed in any part or provision of this Agreement shall for all purposes of this Agreement be treated in the same manner as other such agreements, representations, warranties, and covenants specified elsewhere

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in this  Agreement,  and the article or section of this  Agreement  within which such an agreement, representation, warranty, or covenant is specified shall have no separate meaning or effect on the same.

     1.1 "Accumulated Funding Deficiency". An "accumulated funding deficiency" as defined by the provisions of Section 302(a)(2) of ERISA or the last two sentences of Section 412(a)(2) of the Code, or, in either case, successor provisions to such provisions adopted by amendments to ERISA or the Code, as the case may be, and including, in each case, other provisions of ERISA, the Code or other law, and regulations adopted pursuant to ERISA or the Code or such other law, modifying, amending, interpreting or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular person that is a party to, or is affected by, or is involved in, the Transaction and with respect to which person the use of the term in this Agreement, or in the particular provision of this Agreement, is relevant.

     1.2 "Affiliate". When used with respect to a person, an "affiliate" of that person is a person controlling, controlled by, or under common Control with that person.

     1.3 "Agreement". This Plan of Reorganization and Agreement, including all of its schedules and exhibits and all other documents specifically referred to in this Agreement that have been or are to be delivered by a party to this Agreement to another such party in connection with the Transaction or this Agreement, and including all duly adopted amendments, modifications, and supplements to or of this Agreement and such schedules, exhibits, and other documents.

     1.4 "Audited Financial Statements". The balance sheet, income statement, statement of stockholders' equity, and statement of cash flows or, in each instance, equivalent statements of the respective, subject corporation as commonly provided to such corporation's shareholders, as at December 31, 1998, and for the three (3) years then ended, as reported on by Auditors.

     1.5 "Auditors". Independent certified public accountants currently retained for the purpose of auditing financial statements of the respective, particular person.

     1.6 "Business Day". Any day that is not a Saturday, Sunday, or a day on which banks in Los Angeles, California, are authorized to close.

     1.7 "Closing". The completion of the Transaction, to occur as contemplated by the provisions of Article II of this Agreement.

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     1.8 "Closing Date". The date on which the Closing  actually  occurs,  which shall be no later than May 12, 1999, unless otherwise agreed by the parties to this Agreement, but shall not in any event be prior to satisfaction or waiver of the conditions to Closing specified by the provisions of Article IX of this Agreement.

     1.9 "Closing Time". The time at which the Closing actually occurs. All events that are to occur at the Closing Time shall, for all purposes, be deemed to occur simultaneously, except to the extent, if at all, that a specific order of occurrence is otherwise described.

     1.10 "Code". The Internal Revenue Code of 1986, as amended and in effect at the time of execution of this Agreement.

     1.11 "Company". CENTROCOM Corp., a Nevada corporation, which will, pursuant to the Transaction, become a wholly owned Subsidiary of the Purchaser.

     1.12 "Company Balance Sheet". The most recent balance sheet included in the Audited Financial Statements of the Company.

     1.13 "Complete Withdrawal". A "complete withdrawal" from a Multiemployer Plan as defined by the provisions of Section 4203 of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law and regulations adopted pursuant to ERISA or such other law, modifying, amending, interpreting or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular person that is a party to, or is affected by, or is involved in, the Transaction and with respect to which person the use of the term in this Agreement, or in the particular provision of this Agreement, is relevant.

     1.14 "Consideration". Nine million (9,000,000) shares of $.0005 par value common stock of the Purchaser, for which the common stock of the Company issued and outstanding immediately prior to the consummation of the Transaction will be exchanged.

     1.15 "Control". Generally, the power to direct the management or affairs of an person.

     1.16 "ERISA". The Employee Retirement Income Security Act of 1974, as amended and in effect at the time of execution of this Agreement.



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     1.17 "GAAP". Generally Accepted Accounting Principles,  as in effect on the date of any statement, report or determination that purports to be, or is required to be, prepared or made in accordance with GAAP. All references in this Agreement to financial statements prepared in accordance with GAAP shall be defined and mean in accordance with GAAP consistently applied throughout the periods to which reference is made.

     1.18 "HSR". The Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

     1.19 "Inventories". The stock of raw materials, work-in-process and finished goods, including, but not limited to, finished goods purchased for resale, held for manufacturing, assembly, processing, repairing, finishing, sale, or resale to others, from time to time in the ordinary course of the business in the form in which such inventories then are held or after manufacturing, assembling, finishing, processing, incorporating with other goods or items, refining, repairing, or similar processes.

     1.20 "IRS". The Internal Revenue Service.

     1.21 "Liabilities". At any point in time ("Determination Time"), the obligations of a person, whether known or unknown, contingent or absolute, recorded on its books or not, arising or resulting in any way from facts, events, agreements, obligations or occurrences that existed or transpired at a prior point in time, or resulted from the passage of time to the Determination Time, but not including obligations accruing or payable after the Determination Time to the extent (but only to the extent) that such obligations (i) arise pursuant to previously existing agreements for services, benefits, or other considerations, and (ii) accrue or become payable with respect to services, benefits, or other considerations received by the person after the Determination Time.

     1.22 "Multiemployer Plan". A "multiemployer plan," as defined by the provisions of Section 3(37) of ERISA or Section 414(f) of the Code, or, in either case, successor provisions to such provisions adopted by amendments to ERISA or the Code, as the case may be, and including, in each case, other provisions of ERISA, the Code or other law, and regulations adopted pursuant to ERISA or the Code or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular person that is a party to, or is affected by, or is involved in, the Transaction and with respect to which person the use of the term in this Agreement, or in the particular provision of this Agreement, is relevant.


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     1.23  "Parent".  With respect to any person,  a person of which that person is, directly or indirectly through one or more other Parents, a Subsidiary.

     1.24 "Partial Withdrawal". A "partial withdrawal" from a Multiemployer Plan, as defined in Section 4205 of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted pursuant to ERISA or such other law, modifying, amending, inter preting or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular person that is a party to, or is affected by, or is involved in, the Transaction and with respect to which person the use of the term in this Agreement, or in the particular provision of this Agreement, is relevant.

     1.25 "Payables". Liabilities of a party arising from the borrowing of money or the incurring of obligations for merchandise or goods purchased.

     1.26 "Plan Termination". A termination of a Pension Plan, whether partial or complete, within the meaning of Title IV of ERISA.

     1.27 "PBGC". The Pension Benefit Guaranty Corporation.

     1.28 "Pension Plan". A "pension plan" or "employee pension benefit plan," as defined in Section 3(2) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted pursuant to ERISA or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular person that is a party to, or is affected by or is involved in the Transaction and with respect to which person the use of the term in this Agreement, or in the particular provision of this Agreement, is relevant.

     1.29 "Prohibited  Transaction".  A "prohibited  transaction," as defined in
Section 406 of ERISA or Section 4975(c) of the Code, or, in either case, successor provisions to such provisions adopted by amendments to ERISA or the Code, as the case may be, and including, in each case, other provisions of ERISA, of the Code or of other law, and regulations adopted pursuant to ERISA or the Code or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular person that is a party to, or is affected by or is involved in the Transaction and with respect to which person the use of the term in this Agreement, or in the particular provision of this Agreement, is relevant.


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     1.30  "Projections".  The  projections of economic  results of the Company, prepared quarterly through April 30, 1999, and delivered to the Purchaser pursuant to the terms of this Agreement. The Projections include projected financial results for the business operations of the Company. The Purchaser acknowledges that projections of future economic performance are necessarily unreliable and subject to the occurrence or nonoccurrence of a variety of events, but the Company represents and warrants that the Projections have been prepared on the basis of assumptions that are, in the judgment of the Company, reasonable in all respects and are not to the knowledge of the Company contrary in any material respect to fact or to events that have occurred or are presently in existence.

     1.31 "Proprietary Rights". Trade secrets, copyrights, patents, trademarks, service marks, customer lists, and all similar types of intangible property developed, created or owned by the person claiming ownership, proprietary or similar, or used by such person in connection with its business, whether or not the same are entitled to legal protection.

     1.32 "Purchaser". FamilyWare International, Inc., a Nevada corporation, which, pursuant to the provisions of this Agreement, is acquiring all of the issued and outstanding shares of $.001 par value common stock of the Company. The Purchaser shall include FamilyWare International, Inc., a Nevada corporation, and each of its Subsidiaries, as an entirety, and representations and warranties as to the Purchaser specified in this Agreement shall be deemed to mean FamilyWare International, Inc., a Nevada corporation, and each of its Subsidiaries, both separately and together as a consolidated entity, unless and except to the extent expressly indicated otherwise.

     1.33 "Purchaser Balance Sheet". The most recent balance sheet included in the Audited Financial Statements of the Purchaser.

     1.34 "Purchaser's Securities". Shares of $.0005 par value common stock of the Purchaser issuable in respect of the outstanding shares of common stock of the Company, pursuant to the Transaction.

     1.35 "Receivables". Accounts receivable, notes receivable, and other obligations appearing as assets on the books of a particular person, and customarily presented as assets in the balance sheets of such person prepared in accordance with GAAP, indicating moneys owed to such person.

     1.36 "Reportable Event". A "reportable event," as defined in Section 4043(b) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted pursuant to

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ERISA  or such  other  law,  modifying,  amending,  interpreting,  or  otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular person that is a party to, or is affected by or is involved in the Transaction and with respect to which person the use of the term in this Agreement, or in the particular provision of this Agreement, is relevant.

     1.37 "SEC". The Securities and Exchange Commission.

     1.38 "Securities Act". The Securities Act of 1933, as amended to the date as of which any reference thereto is relevant pursuant to this Agreement, including any substitute or replacement statute adopted in place or lieu thereof.

     1.39 "Sellers". Eric Peacock and Vernon M. Briggs III, who are the only shareholders of the Company and who are executing this Agreement and thereby agreeing to be obligated by certain provisions of this Agreement.

     1.40 "Subsidiary". With respect to any person, another person of which fifty percent (50%) or more of the effective voting power, or the effective power to elect a majority of the board of directors or similar governing body, or fifty percent (50%) or more of the true equity interest, is owned by such first person, directly or indirectly.

     1.41 "Transaction". The issuance by the Purchaser of the Consideration in exchange for all of the issued and outstanding shares of $.001 par value common stock of the Company, held by the Sellers, and pursuant to which the Company shall become a wholly-owned Subsidiary of the Purchaser.

     1.42 "Unaudited Financial Statements". The balance sheet, income statement, statement of stockholders' equity and statement of cash flows or equivalent statements of the respective, particular person, as commonly prepared, as at March 31, 1999, with comparable statements for the similar period of the prior fiscal year.

     1.43 "Welfare Plan". A "welfare plan" or an "employee welfare benefit plan" defined in Section 3(1) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted pursuant to ERISA or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular person that is a party to, or is affected by or is involved in the Transaction and with respect to which person the use of the term in this Agreement, or in the particular provision of this Agreement, is relevant.

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                                   ARTICLE II
                                 THE TRANSACTION

     2.1 The Transaction. On the Closing Date, and at the Closing Time, subject in all instances to each of the terms, conditions, provisions and limitations specified in this Agreement, the Company will become a wholly owned Subsidiary of the Purchaser, pursuant to which (i) the Sellers shall sell, transfer, convey, assign, deliver and set over to the Purchaser, free and clear of any and all liens and charges, and the Purchaser shall acquire from the Sellers, the shares of $.001 par value common stock of the Company owned by the Sellers, comprising, as to each such Seller, his entire ownership of equity securities of the Company, in exchange for the Consideration payable for each share of such common stock of the Company held by the Sellers; (ii) the officers of the Company immediately prior to the effectiveness of the Transaction will hold such offices with the Purchaser immediately after the effectiveness of the Transaction, and thereafter subject at all times to the discretion of the Board of Directors of the Purchaser and their superior officers, if any, to whom the power to terminate employment has been delegated; (iii) the Board of Directors of the Company immediately prior to the effectiveness of the Transaction will be the Board of Directors of the Purchaser immediately after the Transaction; and
(iv) the name of the Purchaser shall thereafter be changed to the name of the Company as soon as practicable after the Closing.

     2.2 Delivery of Consideration. Pursuant to the Transaction, each holder of shares of $.001 common stock of the Company immediately prior to the Transaction shall be entitled to receive, from and after the consummation of the
Transaction, in respect of each share of such common stock of the Company outstanding immediately prior to the Transaction owned by such holder (and upon surrender of the certificate(s) therefor, duly endorsed and in all respects in proper form for transfer), nine (9) shares of $.0005 par value common stock of the Purchaser.

     2.3 Closing. The Closing of the Transaction shall take place at the offices of Stepp & Beauchamp LLP, 1301 Dove Street, Suite 460, Newport Beach, California, at 10:00 A.M. or at such other place and time as the Purchaser and the Company may agree upon, on the Closing Date.

                                   ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND KASSAM

The Purchaser and Kassam, and each of them, to the best of their knowledge, hereby represent and warrant to the Company and the Sellers that as of the date that Kassam

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became President of the Purchaser that:

     3.1 Organization And Qualification. The Purchaser is a corporation duly organized, validly existing, and in good standing pursuant to the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to conduct business as that business is now being conducted. The Purchaser is, or will prior to the Closing be, duly qualified as a foreign corporation to do business, and in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law.

     3.2 Authority Relative to This Agreement. The Purchaser has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations created by this Agreement. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized and approved by the requisite corporate authority of Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to approve and adopt this Agreement or to approve the consummation of the Transaction, including issuance and delivery of the Consideration. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

     3.3 Absence of Breach; No Consents. The execution, delivery and performance of this Agreement, and the performance by Purchaser of its obligations created by this Agreement (except for compliance with the HSR Act and compliance with any and all regulatory or licensing laws applicable to the business of the Purchaser, all of which, to the extent applicable to Purchaser (and to the extent within its control), will be satisfied in all material respects prior to the Closing) do not, except as disclosed in Schedule 3.3 to this Agreement, (i) conflict with, and will not result in a breach of, any of the provisions of the Articles of Incorporation or Bylaws of the Purchaser; (ii) contravene any law, rule or regulation of any state or commonwealth or of the United States, or of any applicable foreign jurisdiction, or any order, writ, judgment, injunction, decree, determination, or award affecting or obligating the Purchaser, in such a manner as to provide a basis for enjoining or otherwise preventing consummation of the Transaction; (iii) conflict with or result in a material breach of or default pursuant to any material indenture or loan or credit agreement or any other material agreement or instrument to which Purchaser is a party, in such a manner as to provide a basis for enjoining or otherwise preventing consummation of the Transaction; or (iv) require the authorization, consent, approval or license of any third party of such a nature that the failure to obtain the same would provide a basis for

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                                                                            E-54
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enjoining or otherwise preventing consummation of the Transaction.

     3.4 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of the Purchaser.

     3.5 Taxes. The Purchaser has properly filed or caused to be filed all federal, state, local, and foreign income and other tax returns, reports, and declarations that are required by applicable law ro be filed by it, and has paid, or made full and adequate provision for the payment of, all federal, state, local, and foreign income and other taxes properly due for the periods contemplated by such returns, reports, and declarations, except such taxes, if any, as are adequately reserved against in the Purchaser Balance Sheet.

     3.6 Litigation. No investigation or review by any governmental entity with respect to the Purchaser is pending or threatened (other than inspections and reviews customarily made of businesses such as those similar to that the Purchaser), nor has any governmental entity indicated to the Purchaser an intention to conduct any such investigation or review. There is no action, litigation or proceeding pending or threatened against or affecting the
Purchaser, at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

     3.7 Employees, Etc. There are no collective bargaining, bonus, profit sharing, compensation, or other plans, agreements, trusts, funds, or arrangements maintained by the Purchaser for the benefit of directors, officers or employees of, and there are no employment, consulting, severance, or indemnification arrangements, agreements, or understandings between the Purchaser, on the one hand, and any current or former directors, officers or other employees (or Affiliates thereof) of the Purchaser, on the other hand. The Purchaser is not, and following the Closing will not be, obligated by any express or implied contract or agreement to employ, directly or as consultant or otherwise, any person for any specific period of time or until any specific age.

     3.8 Compliance With Laws. The Purchaser is in compliance with all, and has received no notice of any violation of any, laws or regulations applicable to its operations, including, without limitation, the laws and regulations relevant to the use or utilization of premises, or with respect to which compliance is a condition of engaging in any aspect of the business of the Purchaser, and the Purchaser has all permits, licenses, zoning rights, and other governmental authorizations necessary to conduct its business as presently conducted.

                                       11

     3.9 Ownership of Assets. The Purchaser has good, marketable and insurable title, or valid, effective and continuing leasehold rights in the case of leased property, to all real property (as to which, in the case of owned property, such title is fee simple) and all personal property owned or leased by the Purchaser in such a manner as to create the appearance or reasonable expectation that such property is owned or leased by the Purchaser; such ownership is free and clear of all liens, claims, encumbrances and charges, except liens for taxes not yet due and minor imperfections of title and encumbrances, if any, which, singly and in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially impair the use thereof; no other person has any ownership or similar right in, or contractual or other right to acquire any such right in, any of such assets. The Purchaser does not know of any potential action by any person and no proceedings with respect thereto have been instituted of which the Purchaser has notice, that would materially affect the Purchaser's ability to use and to utilize each of its assets. The Purchaser has received no notices from any mortgagee regarding any of its leased properties.

     3.10 Proprietary Rights. The Purchaser possesses full and complete ownership of, or adequate and enforceable long-term licenses or other rights to use (without payment), all of its Proprietary Rights; the Purchaser has not received any notice of conflict which asserts the rights of any other person with respect thereto; and the Purchaser has in all material respects performed all of the obligations required to be performed by it, and is not in default in any material respect, pursuant to any agreement relating to any such Proprietary Right.

     3.11 Trade Names. Schedule 3.11 to this Agreement identifies each trade name, fictitious business name, or other similar name under which the Purchaser has conducted any part of its business during the ten (10) years preceding the date of this Agreement.

     3.12 Employee Benefit Plans. The Purchaser does not maintain or contribute to any Pension Plan or any Welfare Plan, nor is the Purchaser presently, nor has it been within the last six (6) years, a participating employer in any Multiemployer Plan, affecting, in any case, employees of the Purchaser.

     3.13 Facilities. The Purchaser's facilities are (as to physical plant and structure) structurally sound, ordinary wear and tear excepted, and none of the Purchaser's facilities, nor any of the vehicles or other equipment used by the Purchaser in connection with its business, has any material defects and all of them are in all material respects in good operating condition and repair and are adequate for the uses to which they are utilized, ordinary wear and tear excepted; none of Purchaser's facilities, vehicles or other equipment

                                       12
is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs which are not material in nature or cost. The Purchaser is not in breach, violation or default of any lease affecting the Purchaser's assets with respect to, or as a result of, which the other party (whether lessor, lessee, sublessor, or sublessee) thereto has the right to terminate the same, and the Purchaser has not received notice of any claim or assertion that it is or may be in any such breach, violation or default.

     3.14  Accounts  Receivable.   All  accounts  receivable  of  the  Purchaser
represent transactions in the ordinary course of business, and are current and collectible.

     3.15 Inventories. All Inventories of the Purchaser are of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which, in the aggregate, are immaterial in amount. Items included in such Inventories are presented on the books and records of the Purchaser at the lower of cost or market and, in any event, at not greater than their net realizable value, on an item by item basis, after appropriate deduction for costs of completion, marketing costs, transportation expense and allocation of overhead.

     3.16 Accounts Payable. The accounts payable of the Purchaser at the time of the Closing will be all amounts owed by the Purchaser in respect of trade accounts due and other Payables of the Purchaser.

     3.17 Labor Matters. There are no activities or controversies, including, without limitation, any labor organizing activities, election petitions or proceedings, proceedings preparatory thereto, unfair labor practice complaints, labor strikes, disputes, slowdowns, or work stoppages, pending or, to the best of the knowledge of the Purchaser, threatened, affecting employees of the Purchaser.

     3.18 Insurance. The Purchaser has insurance policies in full force and effect insuring the assets of the Purchaser and such insurance policies provide for coverages which are usual and customary in the business of the Purchaser as to amount and scope, and are adequate to protect the assets of the Purchaser against any reasonably foreseeable risk of loss, including business interruption. The Purchaser has not within the past three (3) years received any notice of cancellation of any insurance agreement affecting the assets of the Purchaser.

     3.19 Environmental Hazards regarding Real Properties. Each parcel of real property by the Purchaser in its business is free of any and all hazardous wastes, toxic substances, or other types of contamination or matters of environmental concern, and the

                                       13

Purchaser is not subject to any Liability resulting from or related to any such wastes, substances, contaminants, or matters of environmental concern in connection with any such property.

     3.20 Full Disclosure. The documents, certificates, and other writings furnished or to be furnished by or on behalf of the Purchaser to the Company pursuant to this Agreement, taken together in the aggregate, do not and will not contain any untrue state ment of a material fact, or omit to specify any material fact necessary to make the statements made, considering the circumstances pursuant to which they are made, not misleading.

     3.21 Capitalization; the Subject Stock; Related Matters. The authorized capital stock of the Purchaser consists of (i) fifty million (50,000,000) shares of $.0005 par value common stock and (ii) five million (5,000,000) shares of $.0005 par value preferred stock. As of the date of this Agreement, there are twelve million four hundred twenty-six thousand one hundred ninety-two (12,426,192) shares of such common stock are issued and outstanding and no shares of such preferred stock are issued and outstanding. The Purchaser's Securities, when issued, will be duly, legally and validly issued and will be non-assessable.

     3.22 Options, Warrants and Other Rights and Agreements Affecting the Purchaser's Capital Stock. The Purchaser has no authorized or outstanding options, warrants, calls, subscriptions, rights, convertible securities or other securities, as defined by the provisions of the Securities Act ("Securities"), or any commitments, agreements, arrangement or understandings of any manner or nature whatsoever obligating the Purchaser, in any such case, to issue shares of the Purchaser's capital stock or other securities or securities convertible into or evidencing the right to purchase shares of the Purchaser's capital stock or other Securities. Neither the Purchaser nor any officer, director, or shareholder of the Purchaser is a party to any agreement, understanding, arrangement or commitment, or obligated by an provision which creates any rights in any person with respect to the authorization, issuance, voting, sale or transfer of any shares of the Purchaser's capital stock or other Securities.

     3.23 Subsidiaries. All of the Subsidiaries of the Purchaser, direct or indirect, have been identified to the Company, and the Purchaser has no other Subsidiaries. All of the issued and outstanding shares of capital stock of each Subsidiary of the Purchaser are owned of record and beneficially by the Purchaser, are validly issued, fully paid and nonassessable and are owned free and clear of all liens, charges, claims, pledges, security interests, equities, encumbrances, reservations or contractual restrictions on transfer of any

                                       14
nature whatsoever; and no Subsidiary of the Purchaser has outstanding any securities, warrants, options or other rights convertible into or exchangeable or exercisable for any shares of its capital stock, and there are no contracts, commitments, understandings, arrangements or restrictions by which any such Subsidiary is obligated to issue shares of its capital stock.

     3.24 Financial Statements. The Purchaser has heretofore delivered to the Company the following:

     1.   Audited Financial Statements;

     2.   Unaudited Financial Statements; and

     3. All documents of the Company filed with the SEC within the four (4) years preceding the date of execution of this Agreement.

     All of the historical financial statements contained in such documents were prepared from the books and records of the Purchaser. The Audited Financial Statements of the Purchaser were prepared in accordance with GAAP, and fairly and accurately present the financial situation and condition of the Purchaser as at the dates and for the periods indicated. Without limited the foregoing, at the date of the Purchaser Balance Sheet, the Purchaser owned each of the assets included in preparation of the Purchaser Balance Sheet, and the valuation of such assets in the Purchaser Balance Sheet is not more than their fair saleable value (on an item-by-item basis) at that date; and the Purchaser had no Liabilities, other than those specified in the Purchaser Balance Sheet, nor any Liabilities in amounts in excess of the amounts included for them in the Purchaser Balance Sheet. The Unaudited Financial Statements of the Purchaser were prepared in a manner consistent with the basis of presentation used in the Audited Financial Statements of the Purchaser, and fairly present the financial situation and condition of the Purchaser as at and for the periods indicated, subject to normal year-end adjustments, none of which will be material. From the date of this Agreement through the Closing Date the Purchaser will continue to prepare financial statements on the same basis that it has done so in the past, will promptly deliver the same to the Purchaser, and the foregoing representations will be applicable to each financial statement so prepared and delivered.

     3.25 No Undisclosed Liabilities. The Purchaser has no Liabilities which are not adequately presented or reserved against on the face of the Purchaser
Balance  Sheet,  except  Liabilities  incurred  since the date of the  Purchaser
Balance Sheet in the ordinary course of business and consistent with past practice. Without limiting the foregoing, (a) there are no unpaid leasehold improvements at any of the Purchaser's facilities or locations for which the Purchaser is or will be responsible, and (b) there are no deferred rents due to lessors

                                       15
at or with respect to any of such facilities or locations.

     3.26 No Material Adverse Change, Etc. Since the date of the Purchaser Balance Sheet, other than as contemplated or caused by this Agreement, there has not been (i) any material adverse change in the business, condition (financial or otherwise), operations, or prospects of the Purchaser; (ii) any damage, destruction, or loss, whether covered by insurance or not, having a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Purchaser; (iii) any entry into or termination of any material commitment, contract, agreement, or transaction (including, without limitation, any material borrowing or capital expenditure or sale or other disposition of any material asset or assets) of or involving the Purchaser, other than this Agreement and agreements executed in the ordinary course of business; (iv) any redemption, repurchase, or other acquisition for value of its capital stock by the Purchaser, or any issuance of capital stock of the Purchaser or of securities convertible into or rights to acquire any such capital stock or any dividend or distribution declared, set aside, or paid on capital stock of the Purchaser; (v) any transfer of or right granted under any material lease, license, agreement, patent, trademark, trade name, or copyright of the Purchaser; (vi) any sale or other disposition of any asset of the Purchaser, or any mortgage, pledge, or imposition of any lien or other encumbrance on any asset of the Purchaser, other than in the ordinary course of business, or any agreement relating to any of the foregoing; of (vii) any default or breach by the Purchaser in any material respect pursuant to any contract, license or permit. Since the date of the Purchaser Balance Sheet, the Purchaser has conducted its business only in the ordinary and usual course, and, without limiting the foregoing, no changes have been made in (i) executive compensation levels, (ii) the manner in which other employees of the Purchaser are compensated, (iii) supplemental benefits provided to any such executives or other employees, or (d) inventory levels in relation to sales levels, except, in any such case, in the ordinary course of business and, in any event, without material adverse effect on the business, condition (financial or otherwise), operations, or prospects of the Purchaser.

     3.27 Accounts Receivable. All accounts receivable of the Purchaser, whether or not specified in the Purchaser Balance Sheet, represent transactions in the ordinary course of business, and are current and collectible net of any reserves specified on the Purchaser Balance Sheet (which reserves are adequate and were calculated consistent with past practice).

     3.28 Contracts. The Schedule 3.28 to this Agreement specifies all contracts, agreements, or understandings, whether express or implied, written or verbal, to which the company is a party. Schedule 3.28 to this Agreement also specifies a brief summary of

                                       16
each such contract, agreement or understanding identified therein. Without in any respect limiting the foregoing, Schedule 3.28 to this Agreement specifies a description of all leases of properties by the Purchaser, including all amendments, supplements, extensions and modification thereof, identifying, inter alia, the date each such document was executed and its effective period. The Purchaser is not a party to any executory contract to sell or transfer any part of any leasehold interest of the Purchaser. True and accurate copies of all leases, and of all amendments, supplements, extensions, modifications thereof, have heretofore been delivered to the Company by the Purchaser.

     3.29 Accounts Payable. The accounts payable specified on the Purchaser Balance Sheet do, and those specified in the most recent balance sheet included in the Unaudited Financial Statements of the Purchaser do, and those specified on the books of the Purchaser at the time of the Closing will, specify all amounts owed by the Purchaser in respect of trade accounts due and other Payables, and the actual Liabilities of the Purchaser in respect of such obligations was not, and will not be, on any of such dates, in excess of the amounts so specified on the balance sheets or the books and records of the Purchaser, as the case may be.

     3.30 Actions Since Balance Sheet Date. Since the date of the Purchaser Balance Sheet, the Purchaser has taken no actions that would be prohibited pursuant to the provisions of this Agreement (without the prior consent of the Company) after the date of this Agreement.

     3.31 Year 2000 Compliance. The Purchaser has evaluated the potential impact of the situation referred to commonly as "Year 2000 problem" or "Y2K", and the Purchaser has completed its assessments of its computer systems and applications regarding the Year 2000 problem. The Purchaser has implemented a Year 2000 compliance program designed to ensure that the Purchaser's computer systems and applications will function properly beyond 1999, which program includes both systems and applications operated by the Purchaser's business. The Purchaser has completed the process of identifying, evaluating the implementing changes to its computer programs necessary to eliminate any Year 2000 problem. The Purchaser has also communicated with its dealers, suppliers, financial institutions and other persons with which it conducts business to help them identify and resolve the Year 2000 problem. The Purchaser has allocated and will continue to allocate adequate resources to resolve any Year 2000 problem which may come to the attention of the Purchaser after the date of this Agreement.



                                       17

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers, and each of them, to the best of their knowledge, hereby represent and warrant to the Purchaser the following:

     4.1 Title and Ownership of Shares. Each Seller is the sole legal and beneficial owner of five hundred thousand (500,000) shares of $.001 par value common stock issued by the Company, free and clear of any and all liens, claims, pledges, mortgages, encumbrances, security interests, voting trust arrangements, restriction on sale or transfer, or other restrictions whatsoever, except for restrictions on transfer pursuant to federal and state securities laws. Each Seller has the full, complete and unrestricted right, power and authority to sell, assign, transfer, and deliver all of such shares to the Purchaser, as provided in this Agreement, and delivery thereof pursuant to this Agreement will convey to the Purchaser or the Purchaser's successors and assigns, lawful, valid and marketable title to all such shares. No other person has any direct or indirect record or beneficial title or interest or claim of any nature whatsoever to any of such shares.

     4.2 Authority Relative to This Agreement. The Sellers have the requisite power and authority to enter into this Agreement and to carry out their obligations created by this Agreement. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized and approved by the Sellers and no other action on the part of the Sellers are necessary to approve and adopt this Agreement or to approve the consummation of the Transaction. This Agreement has been duly and validly executed and delivered by the Sellers and constitutes a valid and binding obligation of the Sellers, enforceable in accordance with its terms.

     4.3 Absence of Breach; No Consents. The execution, delivery and performance of this Agreement, and the performance by the Sellers of their obligations created by this Agreement do not, except as disclosed in Schedule 4.3 to this Agreement, (i) contravene any law, rule or regulation of any state or commonwealth or of the United States, or of any applicable foreign jurisdiction, or any order, writ, judgment, injunction, decree, determination, or award affecting or obligating the Sellers, or either of them, in such a manner as to provide a basis for enjoining or otherwise preventing consummation of the Transaction; (ii) conflict with or result in a material breach of or default pursuant to any material indenture or loan or credit agreement or any other material agreement or instrument to which the Sellers, or either of them, is a party, in such a manner as to provide a basis for enjoining or otherwise preventing consummation of the Transaction; or (iii) require the authorization, consent, approval or license of any third party of such a

                                       18
nature that the failure to obtain the same would provide a basis for enjoining or otherwise preventing consummation of the Transaction.

     4.4 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of the Sellers, or either of them.

     4.5 Litigation. No investigation or review by any governmental entity with respect to the Sellers, or either of them, is pending or threatened which would provide a basis for enjoining or otherwise preventing consummation of the Transaction, nor has any governmental entity indicated to the Sellers, or either of them, an intention to conduct any such investigation or review. There is no action, litigation or proceeding pending or threatened against or affecting the Sellers, or either of them, at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bu reau, agency, or instrumentality which would provide a basis for enjoining or otherwise preventing consummation of the Transaction.

     4.6 Compliance With Laws. The Sellers, and each of them, are in compliance with all, and has received no notice of any violation of any, laws or regulations which would provide a basis for enjoining or otherwise preventing consummation of the Transaction.

     4.7 Full Disclosure. The documents, certificates, and other writings furnished or to be furnished by or on behalf of the Sellers to the Purchaser pursuant to this Agreement, taken together in the aggregate, do not and will not contain any untrue statement of a material fact, or omit to specify any material fact necessary to make the statements made, considering the circumstances pursuant to which they are made, not misleading.


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

The Company represents and warrants to the Purchaser and the Sellers as follows:

     5.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to conduct its business as that business is now being conducted. The Company is duly qualified as a foreign

                                       19
corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law.

     5.2 Capitalization. The authorized capital stock of the Company consists of fifty million (50,000,000) shares of common stock, $.001 par value. There is no other capital stock authorized for issuance. As of the date of the Company Balance Sheet one million (1,000,000) shares of the Company's $.001 par value common stock were validly issued and outstanding, fully paid, and nonassessable, no shares of its common stock were held in the Company treasury, and no shares were reserved for issuance, nor were there outstanding any options, warrants, convertible instruments or other rights, agreements or commitments to acquire common stock of the Company, except a fully and completely described on Schedule
5.2 to this Agreement. Since the date of the Company Balance Sheet, no shares of the Company's capital stock, or options, warrants, or other rights, agreements or commitments (contingent or otherwise) obligating the Company to issue shares of capital stock, have been executed or issued.

     5.3 Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding Agreement of the Company enforceable in accordance with its terms. The Company has all requisite corporate power and authority to enter into this Agreement and to carry out the Transaction, and its doing so has been duly and sufficiently authorized.

     5.4 Absence of Breach; No Consents. The execution, delivery, and performance of this Agreement, and the performance by the Company of its obligations created by this Agreement, do not, except as disclosed in Schedule
5.4 to this Agreement, (i) conflict with or result in a breach of any of the provisions of the Articles of Incorporation or Bylaws of the Company; (ii) contravene any law, ordinance, rule, or regulation of any State or political subdivision of either or of the United States (except for the HSR Act and compliance with regulatory or licensing laws all of which, to the extent applicable to the Company (and to the extent within the control of the Company), will be satisfied in all material respects prior to the Closing), or of any applicable foreign jurisdiction, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or obligated, the Company or any of its material properties, except in any such case where such contravention will not have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Company, and will not have a material adverse effect on the validity of this Agreement or on the validity of the consummation the

                                       20

Transaction; (iii) conflict with or result in a material breach of or default pursuant to any material indenture or loan or credit agreement or any other material agreement or instrument to which the Company is a party or by which it may be affected or obligated; (iv) require the authorization, consent, approval, or license of any third party; or (v) constitute any reason for the loss or suspension of any permits, licenses, or other authorizations used in the business of the Company.

     5.5 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of the Company. The Company does not have any obligation to pay finder's or broker's fees or commissions in connection with the exercise of options to renew or extend real estate leases to which the Company is a party.

     5.6 Financial Statements. On or before the Closing, the Company will deliver or cause to be delivered to the Purchaser the following:

     1.   Audited Financial Statements;

     2.   Unaudited Financial Statements;

     3. All documents of the Company filed with the SEC within the four (4) years preceding the date of execution of this Agreement; and

     4.   The Projections.

     All of the historical financial statements contained in such documents were prepared from the books and records of the Company. The Audited Financial Statements were prepared in accordance with GAAP, and fairly and accurately present the financial situation and condition of the Company as at the dates and for the periods indicated. Without limited the foregoing, at the date of the Company Balance Sheet, the Company owned each of the assets included in preparation of the Company Balance Sheet, and the valuation of such assets in the Company Balance Sheet is not more than their fair saleable value (on an item-by-item basis) at that date; and the Company had no Liabilities, other than those specified in the Company Balance Sheet, nor any Liabilities in amounts in excess of the amounts included for them in the Company Balance Sheet. The Unaudited Financial Statements were prepared in a manner consistent with the basis of presentation used in the Audited Financial Statements, and fairly present the financial situation and condition of the Company as at and for the periods indicated, subject to normal year-end adjustments, none of which will be material. The Projections reasonable anticipate the results of operations that the Company expects it will achieve absent extraordinary events or unusual conditions of which the Company is not presently on notice. From the date of this Agreement through the Closing

                                       21

Date the Company will continue to prepare financial statements on the same basis that it has done so in the past, will promptly deliver the same to the Purchaser, and the foregoing representations will be applicable to each financial statement so prepared and delivered.

     5.7 No Undisclosed Liabilities. The Company has no Liabilities which are not adequately presented or reserved against on the face of the Company Balance Sheet, except Liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice. Without limiting the foregoing, (a) there are no unpaid leasehold improvements at any of the Company's facilities or locations for which the Company is or will be responsible, and (b) there are no deferred rents due to lessors at or with respect to any of such facilities or locations.

     5.8 No Material Adverse Change, Etc. Since the date of the Company Balance Sheet, other than as contemplated or caused by this Agreement, there has not been (i) any material adverse change in the business, condition (financial or otherwise), operations, or prospects of the Company; (ii) any damage, destruction, or loss, whether covered by insurance or not, having a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Company; (iii) any entry into or termination of any material commitment, contract, agreement, or transaction (including, without limitation, any material borrowing or capital expenditure or sale or other disposition of any material asset or assets) of or involving the Company, other than this Agreement and agreements executed in the ordinary course of business; (iv) any redemption, repurchase, or other acquisition for value of its capital stock by the Company, or any issuance of capital stock of the Company or of securities convertible into or rights to acquire any such capital stock or any dividend or distribution declared, set aside, or paid on capital stock of the Company; (v) any transfer of or right granted under any material lease, license, agreement, patent, trademark, trade name, or copyright of the Company; (vi) any sale or other disposition of any asset of the Company, or any mortgage, pledge, or imposition of any lien or other encumbrance on any asset of the Company, other than in the ordinary course of business, or any agreement relating to any of the foregoing; of (vii) any default or breach by the Company in any material respect pursuant to any contract, license or permit. Since the date of the Company Balance Sheet, the Company has conducted its business only in the ordinary and usual course, and, without limiting the foregoing, no changes have been made in
(i) executive compensation levels, (ii) the manner in which other employees of the Company are compensated, (iii) supplemental benefits provided to any such executives or other employees, or (d) inventory levels in relation to sales levels, except, in any such case, in the ordinary course of business and, in any event, without material adverse effect on the business, condition (financial or otherwise), operations, or prospects of the Company.


                                       22

     5.9 Taxes. The Company has properly filed or caused to be filed all federal, state, local, and foreign income and other tax returns, reports, and declarations that are required by applicable law ro be filed by it, and has paid, or made full and adequate provision for the payment of, all federal, state, local, and foreign income and other taxes properly due for the periods contemplated by such returns, reports, and declarations, except such taxes, if any, as are adequately reserved against in the Company Balance Sheet.

     5.10 Litigation No material investigation or review by any governmental entity with respect to the Company is pending or, to the best of the knowledge of the Company, threatened (other than inspections and reviews customarily made of businesses such as that of the Company), nor has any governmental entity indicated to the Company an intention to conduct the same. There is no action, litigation or proceeding pending or, to the best of the knowledge of the Company, threatened against or affecting the Company at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

     5.11 Employees, Etc. There are no collective bargaining, bonus, profit sharing, compensation, or other plans, agreements, trust, funds, or arrangements maintained by the Company for the benefit of its directors, officers, or employees, and there are no employment, consulting, severance, or indemnification arrangements, agreements, or understandings between the Company, on the one hand, and any current or former directors, officers, or other employees (or Affiliates thereof) of the Company, on the other hand. The Company is not, and following the Closing will not be, obligated by any express or implied contract or agreement to employ, directly or as a consultant or otherwise, any person for any specific period of time or until any specific age except as executed pursuant to the provisions of this Agreement, if any.

     5.12 Compliance With Laws. The Company is in substantial compliance with all, and has received no notice of any violation of any, laws or regulations applicable to its operations, including, without limitation, the use of premises occupied by it, or with respect to which compliance is a condition of engaging in any aspect of the business of the Company and has all permits, licenses, zoning rights, and other governmental authorizations necessary to conduct its business as presently conducted.

     5.13 Ownership of Assets. The Company has good, marketable, and insurable title, or valid, effective, and continuing leasehold rights in the case of leased property, to all real property (as to which, in the case of owned property, such title is fee simple) and all personal property owned or leased by it or used by it in the conduct of its business in such a manner as to create the appearance or reasonable expectation that such property is owned

                                       23
or leased by it, free and clear of all liens, claims, encumbrances, and charges, except liens for taxes not yet due and minor imperfections of title and encumbrances, if any, which singly and in the aggregate are not substantial in amount and do not materially detract from the value of the property subject thereto or materially impair the use thereof. The Company does not know of any potential action by any person and no proceedings with respect thereto have been instituted of which the Company has notice, that would materially affect the Company's ability to use and to utilize each of such assets in its business. The Company has received no notices from any mortgagee regarding any properties leased by the Company.

     5.14 Proprietary Rights. The Company possesses full ownership of, or adequate and enforceable long-term licenses or other rights to use (without payment), all Proprietary Rights owned by or registered in the name of the Company or used in the business of the Company; the Company has not received any notice of conflict which asserts the rights of other persons with respect thereto; and the Company has in all material respects performed all of the obligations required to be performed by it, and is not in default in any material respect, pursuant to any agreement relating to any Proprietary Right.

     5.15 Subsidiaries. The Company has no subsidiaries.

     5.16 Trade Names. The Company has not utilized any fictitious business name or similar name in the conduct of its business or in the utilization of the Company's assets.

     5.17 Employee Benefit Plans. The Company does not maintain or contribute to any Pension Plan or any Welfare Plan, nor is the Company presently, nor has it been within the last six (6) years, a participating employer in any Multiemployer Plan, affecting, in any case, employees of the Company.

     5.18 Facilities. The Company's facilities are (as to physical plant and structure) structurally sound, ordinary wear and tear excepted, and none of the Company's facilities, nor any of the vehicles or other equipment used by the Company in connection with its business, has any material defects and all of them are in all material respects in good operating condition and repair and are adequate for the uses to which they are utilized, ordinary wear and tear excepted; none of Company's facilities, vehicles or other equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs which are not material in nature or cost. The Company is not in breach, violation or default of any lease affecting the Company's assets with respect to, or as a result of, which the other party (whether lessor, lessee, sublessor, or sublessee) thereto has the right to terminate the same, and the Company has not received notice of any claim or assertion that

                                       24
it is or may be in any such breach, violation or default.

     5.19 Accounts Receivable. All accounts receivable of the Company, whether or not specified in the Company Balance Sheet, represent transactions in the ordinary course of business, and are current and collectible net of any reserves specified on the Balance Sheet (which reserves are adequate and were calculated consistent with past practice).

     5.20 Inventories. All Inventories of the Company, whether or not specified in the Company Balance Sheet, are of a quality and quantity usable and saleable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which, in the aggregate, are immaterial in amount. Items included in such Inventories are carried on the books of the Company, and are valued on the Company Balance Sheet, at the lower of cost or market and, in any event, at not greater than their net realizable value, on an item by item basis, after appropriate deduction for costs of completion, marketing costs, transportation expense, and allocation of overhead.

     5.21 Contracts. The Schedule 5.21 to this Agreement specifies all contracts, agreements, or understandings, whether express or implied, written or verbal, to which the company is a party. Schedule 5.21 to this Agreement also specifies a brief summary of each such contract, agreement or understanding identified therein. Without in any respect limiting the foregoing, Schedule 5.21 to this Agreement specifies a description of all leases of properties by the Company, including all amendments, supplements, extensions and modification thereof, identifying, inter alia, the date each such document was executed and its effective period. The Company is not a party to any executory contract to sell or transfer any part of any leasehold interest of the Company. True and accurate copies of all leases, and of all amendments, supplements, extensions, modifications thereof, have heretofore been delivered to the Purchaser by the Company.

     5.22 Accounts Payable. The accounts payable specified on the Company Balance Sheet do, and those specified in the most recent balance sheet included in the Unaudited Financial Statements do, and those specified on the books of the Company at the time of the Closing will, specify all amounts owed by the Company in respect of trade accounts due and other Payables, and the actual Liabilities of the Company in respect of such obligations was not, and will not be, on any of such dates, in excess of the amounts so specified on the balance sheets or the books and records of the Company, as the case may be.

     5.23 Labor Matters. There are no activities or controversies, including, without limitation, any labor organizing activities, election petitions or proceedings, proceedings preparatory thereto, unfair labor practice complaints, labor strikes, disputes, slowdowns,

                                       25
or work stoppages, pending or, to the best of the knowledge of the Company, threatened, between the Company and any of its employees.

     5.24 Insurance. The Company has insurance policies in full force and effect which provide for coverages which are usual and customary in the business of the Company as to amount and scope, and are adequate to protect the Company against any reasonably foreseeable risk of loss, including business interruption.
Schedule 5.24 to this Agreement identifies each of the Company's insurance policies, indicating the carrier, amount of coverage, annual premium, risks covered, placing broker or agent and other relevant information as to each. The Company has not within the past three (3) years received any notice of cancellation of any insurance agreement.

     5.25 Environmental Matters re: Real Properties. Each parcel of real property owned or leased by the Company is free of any and all hazardous wastes, toxic substances or other types of contamination or matters of environmental concern, and the Company is not subject to any Liability resulting form or related to any such wastes, substances, contaminants or matters or environmental concern in connection with any such property.

     5.26 Full Disclosure. The documents, certificates, and other writings furnished or to be furnished by or on behalf of the Company to the Purchaser pursuant to this Agreement, taken together in the aggregate, do not and will not contain any untrue statement of a material fact, or omit to disclose or specify any material fact necessary to make the statements made, considering the circumstances pursuant to which they are made, not misleading.

     5.27 Actions Since Company Balance Sheet Date. Since the date of the Company Balance Sheet, the Company has taken no actions that would be prohibited pursuant to the provisions of this Agreement (without the prior consent of the Purchaser) after the date of this Agreement.

     5.28 Year 2000 Compliance. The Company has evaluated the potential impact of the situation referred to commonly as "Year 2000 problem" or "Y2K", and the Company has completed its assessments of its computer systems and applications regarding the Year 2000 problem. The Company has implemented a Year 2000 compliance program designed to ensure that the Company's computer systems and applications will function properly beyond 1999, which program includes both systems and applications operated by the Company's business. The Company has completed the process of identifying, evaluating the implementing changes to its computer programs necessary to eliminate any Year 2000 problem. The Company has also communicated with its dealers, suppliers, financial

                                       26
institutions and other persons with which it conducts business to help them identify and resolve the Year 2000 problem. The Company has allocated and will continue to allocate adequate resources to resolve any Year 2000 problem which may come to the attention of the Company after the date of this Agreement.

     5.29 Options, Warrants and Other Rights and Agreements Affecting the Purchaser's Capital Stock. The Purchaser has no authorized or outstanding options, warrants, calls, subscriptions, rights, convertible securities or other securities, as defined by the provisions of the Securities Act ("Securities"), or any commitments, agreements, arrangement or understandings of any manner or nature whatsoever obligating the Purchaser, in any such case, to issue shares of the Purchaser's capital stock or other securities or securities convertible into or evidencing the right to purchase shares of the Purchaser's capital stock or other Securities. Neither the Purchaser nor any officer, director, or shareholder of the Purchaser is a party to any agreement, understanding, arrangement or commitment, or obligated by an provision which creates any rights in any person with respect to the authorization, issuance, voting, sale or transfer of any shares of the Purchaser's capital stock or other Securities.


                                   ARTICLES VI
                      COVENANTS OF THE PURCHASER AND KASSAM

     6.1 Affirmative Covenants. From the date of this Agreement through the Closing Date, the Purchaser will take every action reasonably required of it in order to satisfy the conditions to Closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated by the provisions of this Agreement, and the Purchaser will exert all reasonable efforts to cause the Transaction to be consummated; provided, however, in all instances that the representations and warranties of the Company and the Sellers specified in this Agreement are true and correct and that the conditions to the obligations of the Purchaser set forth in this Agreement are not incapable of satisfaction.

     6.2 Cooperation. The Purchaser shall cooperate with the Company and its counsel, accountants and agents in every way in consummating the Transaction, and in delivering all documents and instruments deemed reasonably necessary or useful by counsel to the Company.

     6.3 Expenses. Whether or not the Transaction is consummated, all costs and expenses incurred by the Purchaser in connection with this Agreement and the Transaction

                                       27
shall be paid by the Purchaser.

     6.4 Publicity. Prior to the Closing any written news releases by the Purchaser pertaining to this Agreement or the Transaction shall be submitted to the Company for review and approval prior to release by the Purchaser, and shall be released only in a form approved by the Company, provided, however, that (i) such approval shall not be unreasonably withheld and (ii) such review and approval shall not be required of releases by the Purchaser if prior review and approval would prevent the timely and accurate dissemination of such press release as required to comply, in the judgment of counsel, with any applicable law, rule or policy

     6.5 Updating of Exhibits. The Purchaser shall notify the Company of any changes, additions or events which may cause any change in or addition or events to any schedules or exhibits delivered by the Purchaser pursuant to this Agreement, promptly after the occurrence of the same and at the Closing by the delivery of updates of all schedules and exhibits. No notification made pursuant to this section shall be deemed to cure any breach of any representation or warranty made in this Agreement, unless the Company specifically agrees thereto in writing nor shall any such notification be considered to constitute or give rise to a waiver by the Company of any condition set forth in this Agreement.

     6.6 Conduct of Business Pending the Transaction. Prior to the consummation of the Transaction or the termination of this Agreement pursuant to its terms, unless the Company shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, and except as otherwise contemplated by this Agreement, the Purchaser will comply with each of the following:

     (1) The business of the Purchaser will be conducted only in the ordinary and usual course, the Purchaser shall keep intact the business organization and goodwill of the its business, keep available the services of the employees of the Purchaser and maintain good relationships with suppliers, lenders, creditors, distributors, employees, customers and others having business or financial relationships with the Purchaser, and the Purchaser shall immediately notify the Company of any event or occurrence or emergency material to, and not in the ordinary and usual course of business of, the Purchaser.

     (2) The Purchaser shall not create, incur or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, affecting the business of the Purchaser.

                                       28

     (3) The Purchaser shall not (a) adopt, enter into, or amend any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any employees of the Purchaser or (b) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any such employee.

     (4) The Purchaser shall not sell, lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of its assets.

     (5) The Purchaser shall not enter into, or terminate, any material contract, agreement, commitment, or understanding relating to or affecting the business of the Purchaser.

     (6) The Purchaser shall not enter into any agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in subparagraphs (1) through (5), inclusive, of this section.

     (7) The Purchaser will continue properly and promptly to file when due all federal, state, local, foreign, and other tax returns, reports, and declarations required to be filed by it, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by it.

     (8) The Purchaser will comply with all laws and regulations applicable to the operations of the Purchaser.

     (9) The Purchaser will maintain in full force and effect insurance coverage relating to its business of a type and amount customary in the business of the Purchaser (but not less than that presently in effect).

     6.7 Employment Contracts. Pending the Closing, and effective upon the consummation of the Transaction, the Purchaser will exert its best efforts to execute three (3) year employment contracts with Peacock and Briggs, and each of them, in the form of Exhibits 6.7(A) and 6.7(B) to this Agreement, respectively; such contracts shall provide that the Purchaser may terminate them at any time for cause, or without cause may

                                       29
terminate them upon payment to the other party thereto of an amount equal to three (3) months salary. The Purchaser will also execute a noncompetition agreement with the form of which will be substantially as in Exhibit 6.7(C), and will preclude such persons from engaging in business competitive with that of the Purchaser, directly or indirectly, alone or in collaboration with others, except with the written consent of the Purchaser or as a shareholder of less than one percent (1%) of the common stock of a publicly held company engaged in one or more of such businesses.

     6.8 Indemnification Agreements. Pending the Closing, and effective upon the consummation of the Transaction, the Purchaser will exert its best efforts to execute indemnification agreements with Peacock and Briggs, and each of them, in the form of Exhibits 6.8(A) and 6.8(B) to this Agreement, respectively.

     6.9 Stock Option Plan. Pending the Closing, and effective upon the consummation of the Transaction, the Purchaser will adopt a Qualified Stock Option Plan and a NonQualified Stock Option Plan, in the form of Exhibits 6.9(A) and 6.9(B) to this Agreement, respectively.

     6.10 Delivery of Books, Records and Documents. On the Closing, Kassam, as the sole, remaining director of the Purchaser, shall deliver to the Sellers all the books, records, memoranda, logs, journals, ledgers, tapes, disks, records, instruments and other writings which he has in his possession and which are the property of, or in any way relate to, the Purchaser.

     6.11 Issuance and delivery of the Consideration. On the Closing, the Purchaser shall issue or cause to be issued to Briggs a certificate evidencing and representing four million five hundred thousand (4,500,000) shares of the Purchaser's $.0005 par value common stock, which certificate shall specify appropriate legends regarding the restricted nature of those shares.

     6.12 Issuance and delivery of the Consideration. On the Closing, the Purchaser shall issue or cause to be issued to Peacock a certificate evidencing and representing four million five hundred thousand (4,500,000) shares of the Purchaser's $.0005 par value common stock, which certificate shall specify appropriate legends regarding the restricted nature of those shares.

     6.13 Appointment of Additional Directors. On the Closing, Kassam, in his capacity as the sole, remaining member of the Board of Directors of the Purchaser, shall appoint Peacock and Briggs, and each of them, as members of the Board of Directors of

                                       30
the Purchaser.

     6.14 Resignation from Board of Directors. On the Closing, after Kassam has appointed Peacock and Briggs as members of the Board of Directors of the Purchaser, Kassam shall resign as a member of the Board of Directors of the Purchaser.

                                  ARTICLES VII
                            COVENANTS OF THE SELLERS

     7.1 Affirmative Covenants. From the date of this Agreement through the Closing Date, the Sellers, and each of them, will take every action reasonably required of them in order to satisfy the conditions to Closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated by the provisions of this Agreement, and the Sellers, and each of them, will exert all reasonable efforts to cause the Transaction to be consummated; provided, however, in all instances that the representations and warranties of the Purchaser specified in this Agreement are true and correct and that the conditions to the obligations of the Sellers set forth in this Agreement are not incapable of satisfaction.

     7.2 Cooperation. The Sellers, and each of them, shall cooperate with the Purchaser and its counsel, accountants and agents in every way in consummating the Transaction, and in delivering all documents and instruments deemed reasonably necessary or useful by counsel to the Purchaser.

     7.3 Expenses. Whether or not the Transaction is consummated, all costs and expenses incurred by the Sellers in connection with this Agreement and the Transaction shall be paid by the Sellers.

     7.4 Publicity. Prior to the Closing any written news releases by the Sellers, or either or them, pertaining to this Agreement or the Transaction shall be submitted to the Purchaser for review and approval prior to release by the Sellers, or either of them, and shall be released only in a form approved by the Purchaser; provided, however, that (i) such approval shall not be unreasonably withheld and (ii) such review and approval shall not be required of releases by the Sellers, or either of them, if prior review and approval would prevent the timely and accurate dissemination of such press release as required to comply, in the judgment of counsel, with any applicable law, rule or policy.

     7.5 Updating of Exhibits. The Sellers, or either of them, shall notify the Purchaser of any changes, additions or events which may cause any change in or addition or events

                                       31
to any schedules or exhibits delivered by the Sellers, or either of them, pursuant to this Agreement, promptly after the occurrence of the same and at the Closing by the delivery of updates of all schedules and exhibits. No notification made pursuant to this section shall be deemed to cure any breach of any representation or warranty made in this Agreement, unless the Purchaser specifically agrees thereto in writing nor shall any such notification be considered to constitute or give rise to a waiver by the Purchaser of any condition set forth in this Agreement.

     7.6 Delivery of Certificates. On the Closing, the Sellers, and each of them, shall deliver or cause to be delivered to the Purchaser each and every certificate representing the one million (1,000,000) shares of $.001 par value common stock of the Company issued by the Company to the Sellers, which certificates shall be duly endorsed by the Sellers for transfer of those shares to the Purchaser.

     7.7 Acceptance of Appointment to Board of Directors. On the Closing, the Sellers, and each of them, shall accept the appointment by Kassam of the Sellers as members of the Board of Directors of the Purchaser.

                                  ARTICLE VIII
                            COVENANTS OF THE COMPANY

     8.1 Affirmative Covenants. From the date hereof through the Closing, the Company will take every action reasonably required of it to satisfy the conditions to Closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated by the provisions of this Agreement, and will exert all reasonable efforts to cause the Transaction to be consummated, provided in all instances that the representations and warranties of the Purchaser in this Agreement are and remain true and accurate and that the covenants and agreements of the Purchaser in this Agreement are performed and that the conditions to the obligations of the Company set forth in this Agreement are not incapable of satisfaction and subject, at all times, to the right and ability of the directors of the Company to satisfy their fiduciary obligations.

     8.2 Access and Information. The Company shall afford to the Purchaser and to the Purchaser's accountants, counsel and other representatives reasonable access during normal business hours throughout the period prior to the Closing to all of its properties, books, contracts, commitments, records (including, but not limited to, tax returns), and personnel, and, during such period, the Company shall furnish promptly to the Purchaser (i) all written communications to its directors or to its shareholders generally, (ii) internal monthly

                                       32
financial statements when and as available, and (iii) all other information concerning its business, properties, and personnel as the Purchaser may request, but no investigation pursuant to this section shall affect any representations or warranties of the Company, or the conditions to the obligations of the Purchaser to consummate the Transaction specified in this Agreement. In the event of the termination of this Agreement, the Purchaser will, and will cause its representatives to, deliver to the Company or destroy all documents, work papers, and other material, and all copies thereof, obtained by the Purchaser or on its behalf from the Company as a result of this Agreement or in connection with this Agreement, whether so obtained before or after the execution of this Agreement, and the Purchaser will hold in confidence all confidential information, that has been designated as such by the Company in writing or by appropriate and obvious notation, and will not use any such confidential information except in connection with the Transaction, until such time as such information is otherwise publicly available. The Purchaser and its representatives shall assert their rights pursuant to this Agreement in such manner as to minimize interference with the business of the Company.

     8.3 No Solicitation. The Company, and those acting on behalf of any of the Company will not, and the Company shall use its best efforts to cause its officers, employees, agents, and representatives (including any investment banker) not, directly or indirectly, to solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person other than the Purchaser and its officers, employees, and agents, concerning any merger, sale of substantial assets, or similar transaction involving the company or division of the Company or any sale of any of its capital stock or division of the Company. The Company will notify the Purchaser immediately upon receipt of any inquiry, offer or proposal relating to any of the foregoing. None of the foregoing shall prohibit providing information to others in a manner in keeping with the ordinary conduct of the Company's business, or providing information to government authorities.

     8.4 Conduct of Business Pending the Transaction. The Company covenants and agrees with the Purchaser that, prior to the consummation of the Transaction or the termination of this Agreement pursuant to its terms, unless the Purchaser shall otherwise consent in writing, and except as otherwise contemplated by this Agreement, the Company will comply with each of the following:

     (1) The business of the Company shall be conducted only in the ordinary and usual course, it shall use reasonable efforts to use reasonable efforts to keep intact its business organization and goodwill, keep available the services of its officers and employees and maintain good relationships with suppliers,

                                       33
          lenders, creditors, distributors, employees, customers, and other persons having business or financial relationships with the Company and the Company shall immediately notify the Purchaser of any event or occurrence or emergency material to, and not in the ordinary and usual course of business of, the Company.

     (2) The Company shall not (a) amend its Articles of Incorporation or Bylaws, or (b) split, combine, or reclassify any of its outstanding securities or declare, set aside, or pay any dividend or other distribution on or make or agree or commit to make any exchange for or redemption of any such securities payable in cash, stock, or property.

     (3) The Company shall not issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or (b) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing.

     (4) The Company shall not create, incur, or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, except in the ordinary course of business and consistent with past practice.

     (5) The Company shall not (a) adopt, enter into, or amend any bonus, profit-sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any officer, director or employee; or
          (b) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director, or employee except, with respect to employees who are not officers or directors, in the ordinary course of business in accordance with past practice.

     (6) The Company shall not sell, lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of the Company's assets or properties, except for sales, encumbrances, and other dispositions or grants in the ordinary course of business and consistent with past practice and except for liens for taxes not yet due or liens or encumbrances that are not material in amount or effect and do not impair the use of the Company's property, or as specifically

                                       34
          provided for or permitted in this Agreement.

     (7) The Company shall not enter into, or terminate, any material contract, agreement, commitment, or understanding.

     (8) The Company shall not enter into any agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in subparagraphs (1) through (7), inclusive, of this section.

     (9) The Company will continue properly and promptly to file when due all federal, state, local, foreign and other tax returns, reports, and declarations required to be filed by the Company, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by the Company.

     (10) The Company will comply with all laws and regulations applicable to the Company and the Company's operations.

     (11) The Company will maintain in full force and effect insurance coverage of a type and amount customary in its business, but not less than that presently in effect.

     8.5 Cooperation. The Company will cooperate with the Purchaser and its counsel, accountants and agents in every way in consummating the Transaction and in delivering all documents and instruments deemed reasonably necessary or useful by the Purchaser.

     8.6 Expenses. Whether or not the Transaction in consummated, all costs and expenses incurred by the Company in connection with this Agreement and the Transaction shall be paid by the Company.

     8.7 Publicity. Prior to the Closing, any written news releases by the Company pertaining to this Agreement or the Transaction shall be submitted to the Purchaser for review and approval prior to release by the Company, and shall be released only in a form approved by the Purchaser, provided, however, that
(i) such approval shall not be unreasonably withheld and (ii) such review and approval shall not be required of releases by the Company, if prior review and approval would prevent the timely and accurate dissemination of such press release as required to comply, in the judgment of counsel, with any applicable law, rule, or policy.

                                       35

     8.8 Updating of Exhibits and Schedules. The Company shall notify the Purchaser of any changes, additions, or events which may cause any change in or addition to any schedule or exhibits delivered by the Company pursuant to this Agreement promptly after the occurrence of the same and again at the Closing by delivery of appropriate updates to all such schedules and exhibits. No such notification made pursuant to this section shall be deemed to cure any breach of any representation or warranty made in this Agreement, unless the Purchaser specifically agrees thereto in writing nor shall any such modification be considered to constitute or result in a waiver by the Purchaser of any condition specified in this Agreement.

     8.9 Access and Information. The Company shall afford to the Purchaser and to the Purchaser's accountants, counsel, and other representatives reasonable access during normal business hours throughout the period prior to the Closing to all of the Company's properties, books, contracts, commitments, records (including, but not limited to, tax returns), and personnel and, during such period, the Company shall promptly furnish to the Purchaser (1) all written communications to its directors or to its shareholders generally, (2) internal monthly financial statements when and as available, and (3) all other information concerning its or any of its subsidiaries' business, properties, and personnel as the Purchaser may reasonably request, but no investigation pursuant to this Section 8.9 shall affect any representations or warranties of the Company, or the conditions to the obligations of the Purchaser to consummate the Transaction. In the event of the termination of this Agreement, the Purchaser will, and will cause its representatives to, deliver to the Company or destroy all documents, work papers, and other material, and all copies thereof, obtained by it or on its behalf from the Company as a result of this Agreement or in connection with this Agreement or the Transaction, whether so obtained before or after the execution of this Agreement, and will hold in confidence all confidential information that has been designated as such by the Company in writing or by appropriate and obvious notation, and will not use any such confidential information, except in connection with the Transaction, until such time as such information is otherwise publicly available. Purchaser and its representatives shall assert their rights pursuant to this Section 8.9 in such manner as to minimize interference with the business of the Company.

                                   ARTICLE IX
                              CONDITIONS TO CLOSING

     9.1 Conditions to Obligation of Purchaser. The obligation of the Purchaser to effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless the Purchaser shall waive such fulfillment in writing:


                                       36

     (1) This Agreement and the Transaction shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities and lessors) required to consummate the Transaction.

     (2) There shall not be in effect a preliminary or permanent in junction or other order by any federal or state court which prohibits the consummation of the Transaction.

     (3) The Company and the Sellers shall have performed in all material respects each of its agreements and obligations specified in this Agreement and required to be performed on or prior to the Closing and shall have complied with all material requirements, rules, and regulations of all regulatory authorities having jurisdiction relating to the Transaction.

     (4) No material adverse change shall, in the judgment of the Purchaser, have taken place in the business condition (financial or otherwise), operations, or prospects of the Company since the date of this Agreement other than those, if any, that result from the changes permitted by this Agreement.

     (5) The representations and warranties of the Company and the Sellers set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as, in the judgment of the Purchaser, do not materially and adversely affect the business, condition (financial or otherwise), operations, or prospects of the Company, as of the Closing, as if made as of the Closing.

     (6) The Purchaser shall have received from the Company an officers' certificate, executed by the Chief Executive Officer and Chief Financial Officer of the Company (in their capacities as such), dated the Closing Date, as to the satisfaction of the conditions in Paragraphs (3), (4), and (5) of this section.

     9.2 Conditions to Obligation of the Company. The obligation of the Company to effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless the Company shall waive such fulfillment in writing:

     (1) This Agreement and the Transaction shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities

                                       37
          and lessors required by law to consummate the Transaction.

     (2) There shall not be in effect a preliminary or permanent injunction or other order by any federal or state authority which prohibits the consummation of the Transaction.

     (3) The Purchaser and Kassam shall have performed in all material respects its agreements and obligations specified in this Agreement required to be performed on or prior to the Closing.

     (4) The representations and warranties of the Purchaser and Kassam set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as do not materially and adversely affect the business of the Purchaser, as of the Closing Date as if made as of the Closing Date.

     (5) The Company shall have received from the Purchaser an officers' certificate, executed by the Chief Financial Officer and the Chief
          Executive Officer of the Purchaser (in their capacities as such), dated the Closing Date, as to the satisfaction of the conditions of Paragraphs (3) and (4) of this section (to the best of their knowledge).

     9.3 Conditions to Obligation of the Sellers. The obligation of the Sellers to effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless the Sellers shall waive such fulfillment in writing:

     (1) This Agreement and the Transaction shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities and lessors required by law to consummate the Transaction.

     (2) There shall not be in effect a preliminary or permanent injunction or other order by any federal or state authority which prohibits the consummation of the Transaction.

     (3) The Purchaser and Kassam shall have performed in all material respects its agreements and obligations specified in this Agreement required to be performed on or prior to the Closing.


                                       38

     (4) The representations and warranties of the Purchaser and Kassam set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as do not materially and adversely affect the business of the Purchaser, as of the Closing Date as if made as of the Closing Date.

     (5) The Sellers shall have received from the Purchaser an officers' certificate, executed by the Chief Financial Officer and the Chief
          Executive Officer of the Purchaser (in their capacities as such), dated the Closing Date, as to the satisfaction of the conditions of Paragraphs (3) and (4) of this section (to the best of their knowledge).

     9.4 Conditions to Obligation of Kassam. The obligation of Kassam to effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless Kassam shall waive such fulfillment in writing:

     (1) This Agreement and the Transaction shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities and lessors) required to consummate the Transaction.

     (2) There shall not be in effect a preliminary or permanent in junction or other order by any federal or state court which prohibits the consummation of the Transaction.

     (3) The Company and the Sellers shall have performed in all material respects each of its agreements and obligations specified in this Agreement and required to be performed on or prior to the Closing and shall have complied with all material requirements, rules, and regulations of all regulatory authorities having jurisdiction relating to the Transaction.

     (4) No material adverse change shall, in the judgment of Kassam, have taken place in the business condition (financial or otherwise), operations, or prospects of the Company since the date of this Agreement other than those, if any, that result from the changes permitted by this Agreement.

     (5) The representations and warranties of the Company and the Sellers set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as, in the judgment of the Purchaser,

                                       39
          do not materially and adversely affect the business, condition (financial or otherwise), operations, or prospects of the Company, as of the Closing, as if made as of the Closing.

     (6) The Purchaser shall have received from the Company an officers' certificate, executed by the Chief Executive Officer and Chief Financial Officer of the Company (in their capacities as such), dated the Closing Date, as to the satisfaction of the conditions in Paragraphs (3), (4), and (5) of this section.


                                    ARTICLE X
              DOCUMENTS TO BE DELIVERED AND INSTRUMENTS AT CLOSING

     10.1 The Purchaser to the Sellers. On the Closing, the Purchaser shall deliver or cause to be delivered the following instruments and documents to the
Sellers:

     (1) A certificate evidencing and representing four million five hundred thousand (4,500,000) shares of the Purchaser's $.0005 par value common stock to Briggs.

     (2) A certificate evidencing and representing four million five hundred thousand (4,500,000) shares of the Purchaser's $.0005 par value common stock to Peacock.

     (3) The employment agreement attached to this Agreement marked Exhibit 6.7(A), pursuant to which Peacock is employed by the Purchaser.

     (4) The employment agreement attached to this Agreement marked Exhibit 6.7(B), pursuant to which Briggs is employed by the Purchaser.

     (5) The noncompetition agreement which is attached to this Agreement marked Exhibit 6.7(C).

     (6)  The  Indemnification  Agreement  attached  to  this  Agreement  marked
          Exhibit 6.8(A), pursuant to the provisions of which the Purchaser shall indemnify Peacock in his capacity as an officer and director of the Purchaser.

     (7)  The  Indemnification  Agreement  attached  to  this  Agreement  marked
          Exhibit 6.8(B), pursuant to the provisions of which the Purchaser shall indemnify

                                       40

          Briggs in his capacity as an officer and director of the Purchaser.

     (8)  The  Qualified  Stock Option Plan  attached to this  Agreement  marked
          Exhibit 6.9(A).

     (9)  The Non-Qualified  Stock Option Plan attached to this Agreement marked
          Exhibit 6.9(B).

     (10) All books, records, journals, disks, checks, minute books, documents, memoranda and other instruments relating to the business of the Purchaser which are necessary or appropriate to enable the Sellers, in their capacities as officers and directors of the Purchaser, to carry on and conduct the business and affairs of the Purchaser after the Closing.

     (11) The Officers' Certificate  contemplated by the provisions of Paragraph
          (5) of Section 9.3 of this Agreement.

     (12) The Officers' Certificate  contemplated by the provisions of Paragraph
          (5) of Section 9.2 of this Agreement.

     10.2 The Company to the Purchaser. On the Closing, the Company shall deliver or cause to be delivered the following instruments and documents to the Purchaser the Officers' Certificate contemplated by the provisions of Paragraph
(6) of Section 9.1 of this Agreement.

     10.3 The Sellers to the Purchaser. On the Closing, the Sellers, and each of them, shall deliver or cause to be delivered to the Purchaser the certificates evidencing and representing the one million (1,000,000) shares of $.001 par value common stock issued by the Company to the Sellers, which certificates shall be duly endorsed by the Sellers for transfer of those shares to the Purchaser.

     10.4 Kassam to the Sellers. On the Closing, Kassam, in his capacity as the sole, remaining member of the Board of Directors, shall deliver or cause to be delivered to the Sellers (i) a resolution of the Purchaser appointing the Sellers, and each of them, as members of the Board of Directors of the Purchaser, and (ii) the books, records, memoranda, logs, journals, ledgers, tapes, disks, records, instruments and other writings specified by the provisions of Section 6.10 of this Agreement. Additionally, on the Closing, after he has appointed the Sellers as members of the Board of Directors of the Purchaser, Kassam shall deliver or cause to be delivered to the Sellers Kassam's resignation

                                       41
as a member of the Board of Directors of the Purchaser.

                                   ARTICLE XI
                   THE PURCHASER'S SECURITIES AND THE SELLERS

     11.1 Investment Representation. Each of the Sellers, each a shareholder of the Company who is signing this Agreement, severally and not jointly, represents and confirms to the Purchaser that he (i) is an accredited investor within the meaning of Rule 501(a) pursuant to the Securities Act or, if not such an accredited investor, has, alone or together with a purchaser representative within the meaning of Rule 501(h) pursuant to the Securities Act, such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Purchaser's securities; (ii) is aware of the limits on resale of the Purchaser's Securities imposed because of the nature of the Transaction (Rule 144); and (iii) is receiving the Consideration without registration pursuant to the Securities Act, in reliance on the exemption from registration specified in Section 4(2) of the Securities Act for investment, and without any intent to sale, resale, or otherwise distribute the Purchaser's Securities in any manner that is in violation of the Securities Act. The certificates representing the Purchaser's Securities, when delivered to the Sellers at the Closing, may have appropriate orders restricting transfer placed against them on the records of the transfer agent for such securities, and may have placed upon them the following legend:

     THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION PURSUANT TO THE SECURITIES ACT OF 1933. THOSE SECURITIES MAY NOT BE TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNLESS THE TRANSFEROR FIRST SATISFIES THE ISSUER AND ITS COUNSEL THAT THE PROPOSED TRANSFER, IN THE MANNER PROPOSED, DOES NOT VIOLATE THE REGISTRATION REQUIREMENTS OF THAT ACT.

     Each Seller agrees not to attempt any transfer of any the Purchaser's Securities without first complying with the substance of that legend and agrees that satisfaction of the Purchaser may, if the Purchaser so requests, depends in part upon an opinion of counsel acceptable in form and substance to the Purchaser, a no-action letter of the SEC, or equivalent evidence. Each of the Sellers acknowledges, without limitation, that the foregoing agreement and representation shall apply to the Purchaser's Securities issued to such Seller.



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                                   ARTICLE XII
                          TERMINATION, AMENDMENT WAIVER

     12.1 Termination. This Agreement and the Transaction may be terminated at any time prior to the Closing:

     (1)  By mutual consent of the Purchaser and the Company; or

     (2) By either Purchaser or the Company, upon written notice to the other, if the conditions to such party's obligations to consummate the Transaction, in the case of Purchaser, as specified in Section 9.1 of this Agreement, or, in the case of the Company, as provided in Section
          9.2 of this Agreement, were not, or cannot reasonably be, satisfied on or before May 12, 1999, unless the failure of condition is the result of the material breach of this Agreement by the party seeking to terminate this Agreement.

     12.2 Amendment. This Agreement may be amended by the Company and the Purchaser by action taken at any time. This Agreement may not be amended, except by an instrument in writing signed on behalf of the Company and the Purchaser.

     12.3 Waiver. At any time prior to the Closing, the Purchaser or the Company may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties specified in this Agreement or in any document delivered pursuant to this Agreement, or (iii) waive compliance with any of the agreements or conditions specified in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

     13.1. Notices. Any notice, direction or instrument required or permitted to be given pursuant to this Agreement shall be given in writing by (a) telegram, facsimile transmission or similar method, if confirmed by mail as herein provided, by mail; (b) if mailed postage prepaid, by certified mail, return receipt requested; or (iii) hand delivery to any party at the addresses of the parties specified, below. If given by telegram or facsimile transmission or similar method or by hand delivery, such notice, direction or instrument shall be deemed to have been given or made on the day on which it was given, and if mailed, shall be deemed to have been given or made on the second (2nd) business

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                                                                            E-87
day following the day after which it was mailed. Any party may, from time to time by similar notice, give notice of any change of address, and in such event, the address of such party shall be deemed to be changed accordingly. The address, telephone number and facsimile transmission number for the notice of each party are:

         If to the Company:                  CENTROCOM Corp.
                                             3434 Via Lido, Suite 300
                                             Newport Beach, California 92660

         If to the Sellers:                  Vernon M. Briggs III
                                             3434 Via Lido, Suite 300
                                             Newport Beach, California 92660

                                             Eric Peacock
                                             3434 Via Lido, Suite 300
                                             Newport Beach, California 92660

         If to the Purchaser:                FamilyWare International, Inc.
                                             4418 Patterdale Drive
                                             North Vancouver, British Columbia
                                             Canada V7R 4L8

         If to Kassam:                       Alnoor Kassam
                                             4418 Patterdale Drive
                                             North Vancouver, British Columbia
                                             Canada V7R 4L8

     13.2. Recovery of Enforcement Costs. In the event any party shall institute any action or proceeding to enforce any provision of this Agreement to seek relief from any violation of this Agreement, or to otherwise obtain any judgment or order relating to or arising from the subject matter of this Agreement, each prevailing party shall be entitled to receive from each losing party such prevailing party's actual attorneys' fees and costs incurred to prosecute or defend such action or proceeding.

     13.3. Assignment. No party shall have the right, without the consent of the other party, to assign, transfer, sell, pledge, hypothecate, delegate, or otherwise transfer, whether voluntarily, involuntarily or by operation of law, any of such party's rights or obligations created by the provisions of this Agreement, nor shall the parties' rights be subject to encumbrance or the claim of creditors. Any such purported assignment, transfer,

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                                                                            E-88
or delegation shall be null and void.

     13.4. Captions and Interpretations. Captions of the articles and sections of this Agreement are for convenience and reference only, and the works specified therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Agreement. The language in all parts to this Agreement, in all cases, shall be construed in accordance with the fair meaning of that language as if prepared by all parties and not strictly for or against any party. Each party and counsel for such party have reviewed this Agreement. The rule of construction which requires a court to resolve any ambiguities against the drafting party shall not apply in interpreting the provisions of this Agreement.

     13.5. Entire Agreement. This Agreement and the exhibits to this Agreement are the final written expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties and covenants between the parties with respect to the subject matter of this Agreement, and this Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings and discussions by and between and among the parties, their respective representatives, and any other person, with respect to the subject matter specified in this Agreement. No provision of any exhibit or schedule to this Agreement shall supersede or annul the terms and provisions of this Agreement, unless the matter specified in such exhibit or schedules shall explicitly so provide to the contrary, in the event of ambiguity in meaning or understanding between the provisions of this Agreement proper and the appended exhibits, the provisions of this Agreement shall prevail and control in all instances.

     13.6 Waiver and Modification. No modification, supplement or amendment of this Agreement or of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by both parties. No waiver of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by the party making the waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

     13.7 Further Assurances. The parties shall from time to time sign and deliver any further instruments and take any further actions as may be necessary to effectuate the intent and purposes of this Agreement.


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                                                                            E-89
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     13.8  Number  and  Gender.  Whenever  the  singular  number is used in this
Agreement and, when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and the neuter genders, and vice versa, and the word "person" shall include individual, company, sole proprietorship, corporation, joint venture, association, joint
stock  company,   fraternal   order,   cooperative,   league,   club,   society,
organization, trust, estate, governmental agency, political subdivision or authority, firm, municipality, congregation, partnership, or other form of entity, whether active or passive.

     13.9 Successors and Assigns. This Agreement and each of its provisions shall obligate the heirs, executors, administrators, successors, and assigns of each of the parties. Nothing specified in this section, however, shall be a consent to the assignment or delegation by any party of such party's respective rights and obligations created by the provisions of this Agreement.

     13.10 Third Party Beneficiaries. Except as expressly specified by the provisions of this Agreement, this Agreement shall not be construed to confer upon or give to any person, other than the parties hereto, any right, remedy or claim pursuant to, or by reason of, this Agreement or of any term or condition of this Agreement.

     13.11 Severability. In the event any part of this Agreement, for any reason, is determined by a court of competent jurisdiction to be invalid, such determination shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated. It is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including any such part, parts, or portion which, for any reason, may be hereafter determined to be invalid.

     13.12 Governmental Rules and Regulations. The Transaction is and shall remain subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of the Transaction.

     13.13 Execution in Counterparts. This Agreement may be prepared in multiple copies and forwarded to each of the parties for execution. All of the signatures of the parties may be affixed to one copy or to separate copies of this Agreement and when all such copies are received and signed by all the parties, those copies shall constitute one agreement which is not otherwise separable or divisible. Counsel for the Purchaser shall keep all of such signed copies and shall conform one copy to show all of those signatures and the dates thereof and shall mail a copy of such conformed copy to each of the parties

                                       46
within thirty (30) days after the receipt by such counsel of the last signed copy, and such counsel shall cause one such conformed copy to be filed in the principal office of such counsel.

     13.14 Reservation of Rights. The failure of any party at any time or times hereafter to require strict performance by any other party of any of the warranties, representations, covenants, terms, conditions and provisions specified in this Agreement shall not waive, affect of diminish any right of such party failing to require strict performance to demand strict compliance and performance therewith and with respect to any other provisions, warranties, terms, and conditions specified in this Agreement. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether the same or of a different type.

     13.15 Survival of Covenants, Representations and Warranties. All covenants, representations, and warranties made by each party to this Agreement shall be deemed made for the purpose of inducing the other party to enter into and execute this Agreement. The representations, warranties, and covenants specified in this Agreement shall survive the Closing and shall survive any investigation by either party whether before or after the execution of this Agreement. The covenants, representations, and warranties of the Company and the Sellers, on the one hand, and the Purchaser, on the other hand, are made only to and for the benefit of each other and shall not create or vest rights in other persons.

     13.16 Concurrent Remedies. No right or remedy specified in this Agreement conferred on or reserved to the parties is exclusive of any other right or remedy specified in this Agreement or by law or equity provided or permitted; but each such right and remedy shall be cumulative of, and in addition to, every other right and remedy specified in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time. the termination of this Agreement for any reason whatsoever shall not prejudice any right or remedy which any party may have, either at law, in equity, or pursuant to the provisions of this Agreement.

     13.17 Governing Law. This Agreement shall be deemed to have been entered into in the County of Orange, State of California, and all questions concerning the validity, interpretation, or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties shall be governed by, and resolved in accordance with, the laws of the State of California, without regard to conflicts of law principles. Any and all actions or proceedings, at law or in equity, to enforce or interpret the provisions of this Agreement shall be litigated in courts having situs within the

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                                                                            E-91

County of Orange, State of California. No claim, demand, action, proceeding, litigation, hearing, motion or lawsuit resulting from or with respect to this Agreement shall be commenced or prosecuted in any jurisdiction other than the State of California, and any judgment, determination, finding or conclusion reached or rendered in any other jurisdiction shall be null and void. Each party hereby consents expressly to the jurisdiction of any local, state or federal court located within the State of California and consents that any service of process in such action or proceeding may be made by personal service upon such party wherever such party may be then located, or by certified or registered mail directed to such party at such party's last known address.

     13.18 Force Majeure. If any party is rendered unable, completely or partially, by the occurrence of an event of "force majeure" (hereinafter defined) to perform such party's obligations created by the provisions of this Agreement, such party shall give to the other party prompt written notice of the event of "force majeure" with reasonably complete particulars concerning such event; thereupon, the obligations of the party giving such notice, so far as those obligations are affected by the event of "force majeure," shall be suspended during, but no longer than, the continuance of the event of "force majeure." The party affected by such event of "force majeure" shall use all reasonable diligence to resolve, eliminate and terminate the event of "force majeure" as quickly as practicable. The requirement that an event of "force majeure" shall be remedied with all reasonable dispatch as hereinabove specified, shall not require the settlement of strikes, lockouts or other labor difficulties by the party involved, contrary to such party's wishes, and the resolution of any and all such difficulties shall be handled entirely within the discretion of the party concerned. The term "force majeure" as used in this Agreement shall be defined as and mean any act of God, strike, civil disturbance, lockout or other industrial disturbance, act of the public enemy, war, blockage, public riot, earthquake, tornado, hurricane, lightening, fire, public demonstration, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause or event, whether of the type enumerated specifically in this section or otherwise, which is not reasonably within the control of the party claiming such suspension.

     13.19 Consent to Agreement. By executing this Agreement, each party, for itself represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement. Each party represents, warrants and covenants that such party executes and delivers this Agreement of its own free will and with no threat, undue influence, menace, coercion or duress, whether economic or physical. Moreover, each party represents, warrants, and covenants that such party executes this Agreement acting on such party's own independent judgment and upon the advice of such party's counsel.

                                       48

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed on the date first written above.

FamilyWare International, Inc.,
a Nevada corporation


By:   /s/ Alnoor Kassam                           /s/ Eric Peacock
      --------------------------------            ------------------------------
                                                  Eric Peacock
Its:  President


By:   /s/ Alnoor Kassam                           /s/ Vernon M. Briggs III
      --------------------------------            ------------------------------
                                                  Vernon M. Briggs III
Its:  Secretary

                                                  /s/ Alnoor Kassam
CENTROCOM Corp.,                                  ------------------------------
a Nevada corporation                              Alnoor Kassam


By:   /s/ Eric Peacock
      --------------------------------
Its:  President


By:   /s/ Vernon M. Briggs III
      --------------------------------
Its:  Secretary






                                       49



                                                                            E-93